Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-98738 and No. 333-39407) pertaining to the Vion Pharmaceuticals, Inc. Amended and Restated Stock Option Plan and in the Registration Statements (Form S-3 No.333-37941 and No.333-61477) of Vion Pharmaceuticals, Inc. and in the related Prospectus of our report dated February 12, 1999, with respect to the financial statements of Vion Pharmaceuticals, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.

                                                      Ernst & Young LLP

Stamford, Connecticut
March 30, 1999